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                                EXHIBIT 10.38.3

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                                PROMISSORY NOTE

                                                                 October 5, 1996

            FOR VALUE RECEIVED, the undersigned, Ted C. Flood ("Maker"), promises to pay to the order of Waste Technology Corp. ("Payee") the principal amount of TWENTY THOUSAND DOLLARS ($20,000), together with interest at the rate of six (6%) percent per annum from the date hereof to the date of payment. Payment of principal and interest shall be payable by Maker or his Estate solely from the living or death proceeds received from the insuance policy issued on Maker's life by Columbian Mutual Life Insurance Company, Policy no. A010108387 (the "Policy") or from any proceeds received by Maker upon surrender of the Policy.

            No payment of principal or interest shall be required to be made until such time that Maker or his Estate shall receive the proceeds from the Policy, however, Maker, shall have the right to prepay the amount of this note at any time without penalty.

            The Maker waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note, and all other requirements necessary to hold Maker liable hereunder. The Maker also waives the right to assert any counterclaim, set-off or any claim or cause of action arising directly or indirectly out of this Note or the underlying transaction out of which this Note arose.

            In the event Maker shall enter into an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, shall file a voluntary petition in bankruptcy or be adjudicated a bankrupt or insolvent, shall file a petition or answer seeking an any arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, file any answer admitting or shall fail to deny the material allegations of any petition filed against it for such relief, or shall seek or consent to or acquiesce in the appointment of a trustee or receiver for itself or any substantial part of its property, then, and in any such event (an "event of default"), the holder of this Note at its option may (unless such event of default shall have been remedied) by written notice to Maker declare this note due and payable in full, whereupon the outstanding balance of the Note shall immediately be due and payable without presentment, protest or other notice of demand, all of which are hereby expressly waived by the undersigned.

            In the event this Note shall not be paid promptly in accordance with its terms, Maker shall pay all costs of enforcement and collection thereof, including but not limited to, reasonable

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attorneys' fees and expenses.

            This Note shall be governed by, and construed in accordance with, the laws of the State of Florida, and may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                                    Maker:

                                                /s/Ted C. Flood
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                                                  Ted C. Flood